MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
This Global Stock Option Agreement (this “Agreement”) is made effective as of [_______ __], 20[__] (the “Grant Date”) between MoneyGram International, Inc., a Delaware corporation (the “Company”), and [_________________] (the “Optionee”). Each capitalized term used but not defined in this Agreement shall have the meaning assigned to that term in the Company’s 2005 Omnibus Incentive Plan (the “Plan”).
WHEREAS, in connection with the Optionee’s employment with the Company, the Company desires to grant to the Optionee an option to purchase shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) on the date hereof pursuant to the terms and conditions of this Agreement, including any country-specific appendix thereto (the “Appendix”), and the Plan;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of Option.
Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee on the Grant Date, an option to purchase up to [__________] shares of Common Stock at the option price set forth in Section 2 (the “Option”).
The foregoing award is a U.S. Non-qualified Stock Option granted under the Plan, which is incorporated herein by this reference and made part of this Agreement. The Option is not an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”).
2.    Option Price.
The per share purchase price of the shares subject to the Option shall be the higher of $12.00 or the Fair Market Value of the Common Stock as of the Grant Date (the “Option Price”), subject to appropriate adjustment as may be determined by the Committee from time to time in accordance with Section 9.
3.    Term of Option and Exercisability.
(a)    The term of the Option shall be for a period of ten years from the Grant Date, terminating at the close of business on [_______ __], 20[__] (the “Expiration Date”) or such shorter period as is prescribed in Sections 5 and 6 of this Agreement. Subject to the provisions of Sections 4, 5 and 6 of this Agreement, the Option shall vest and become exercisable as follows:

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Vesting Date	Aggregate Percentage Vested
1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%
There shall be no partial vesting during any period. Except as set forth in Section 5 hereof, if the Optionee’s employment with the Company or any of its Subsidiaries is terminated on or prior to the fourth anniversary of the Grant Date, the unvested portion of the Option shall be forfeited as described in Section 5 hereof.
(b)    For purposes of this Agreement, “Subsidiary” shall mean any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
4.    Effect of Change in Control.
Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions contained in this Agreement, from and after a Change in Control (as defined below) the following provisions shall apply:
(a)    If at the time of the Change in Control, the per share Fair Market Value of the Common Stock does not exceed the per share Option Price, then this Option, whether vested or unvested, shall immediately terminate in full and be of no further force or effect; and
(b)    If at the time of the Change in Control, the per share Fair Market Value of the Common Stock exceeds the Option Price, then the Committee, in its sole discretion, may:
(i)    provide the Optionee a reasonable amount of time (such period of time to be determined by the Committee in its sole discretion) to exercise the vested and unexercised portion of this Option that is outstanding at the time of the Change in Control and, if not exercised within such period, have this Option terminate in full and be of no further force or effect with respect to any unexercised portion of such Option (and the unvested portion of this Option shall be forfeited);
(ii)    provide for the termination of this Option in exchange for payment to the Optionee of the excess of (x) the aggregate Fair Market Value of the Common Stock issuable pursuant to the vested portion of the Option that is outstanding and unexercised at the time of the Change in Control over (y) the aggregate Option Price for such vested portion of the Option (and the unvested portion of this Option shall be forfeited); or
(iii)    if the Change in Control involves the merger or consolidation of the Company with or into another entity, provide for the substitution by the surviving entity or its direct or indirect parent of awards with substantially the same terms as this Option in accordance with Section 409A of the Code and Section 4(c) of the Plan.

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(c)    Notwithstanding the other provisions of this Section 4, if a Change in Control occurs, and after giving effect thereto the Optionee’s employment is terminated by the Company or any of its Subsidiaries without Cause (as defined in Section 5 below) or the Optionee terminates his or her employment with “Good Reason” (as such term is defined below) in each case within twelve (12) months following the occurrence of such Change in Control, then any portion of the Options outstanding as of the termination of employment but not previously vested shall automatically accelerate and become vested. “Good Reason” with respect to the Optionee shall mean following a Change in Control: (A) a material reduction in the Optionee’s position or responsibilities from the Optionee’s position or responsibilities in effect immediately prior to such Change in Control, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith; (B) a material reduction in the Optionee's base salary or target bonus opportunity, if any, as in effect immediately prior to such Change in Control, except in connection with an across-the-board reduction of not more than 10% applicable to similarly situated employees of the Company, or (C) the reassignment, without the Optionee's consent, of the Optionee’s place of work to a location more than 50 miles from the Optionee's place of work immediately prior to the Change in Control; provided that none of the events described in clauses (A), (B) and (C) shall constitute Good Reason hereunder unless (x) the Optionee shall have given written notice to the Company of the Optionee’s intent to terminate his employment with Good Reason within sixty (60) days following the occurrence of any such event and (y) the Company shall have failed to remedy such event within thirty (30) days of the Company’s receipt of such notice.
(d)    For purposes of this Agreement, notwithstanding the definition of Change in Control in any other agreement or plan that may be applicable to the Optionee, “Change in Control” shall mean (i) a sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of the Company’s assets, (ii) the transfer of more than 50% of the outstanding securities of the Company, calculated on a fully-diluted basis, to an entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)), or (iii) the merger, consolidation reorganization, recapitalization or share exchange of the Company with another entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of the outstanding securities of the Company, as the case may be, immediately prior to such transaction, together with such holders’ affiliates and related parties, hold less than 50% in voting power of the outstanding securities of the Company or the surviving entity or resulting entity, as the case may be, immediately following such transaction; provided, however, that the issuance of securities by the Company shall not, in any event, constitute a Change in Control, and for the avoidance of doubt a sale or other transfer or series of transfers of all or any portion of the securities of the Company held by the Investors and their affiliates and related parties shall not constitute a Change in Control unless such sale or transfer or series of transfers results in a entity or group (as defined in the Exchange Act) other than the Investors and their affiliates and related parties holding more than 50% in voting power of the outstanding securities of the Company.
For purposes hereof, “Investors” shall mean the “Investors” as defined in that certain Amended and Restated Purchase Agreement, dated March 17, 2008, by and between the

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Company and the other parties thereto, and their respective affiliates (not including the Company).
5.    Effect of Termination of Employment.
If the Optionee’s employment is terminated, the following shall apply:
(a)    if the Optionee’s employment with the Company or any of its Subsidiaries is terminated for Cause (as defined below), any portion of the Option that has not been exercised on the date of the Optionee’s termination of employment, whether vested or unvested, shall be immediately forfeited;
(b)    if the Optionee’s employment with the Company or any of its Subsidiaries is terminated by the Company without Cause or the Optionee terminates his employment with Good Reason, any portion of the Option that has not vested on the date of the Optionee’s termination of employment shall be forfeited, and any portion of the Option that has vested may be exercised until the earlier of (i) the Expiration Date and (ii) the date that is one hundred eighty (180) days after the date of the Optionee’s termination of employment;
(c)    if the Optionee resigns without Good Reason or for any reason other than death or Disability (as defined below), any portion of the Option that has not vested on the date of the Optionee’s termination of employment shall be immediately forfeited, and any portion of the Option that has vested may be exercised until the earlier of (i) the Expiration Date, or (ii) the date that is thirty (30) days after the date of the Optionee’s termination of employment;
(d)    if the Optionee’s employment with the Company or any of its Subsidiaries is terminated due to a Disability, any portion of the Option that has not vested on the date of the Optionee’s termination of employment and that does not vest pursuant to Section 5(f) shall be forfeited, and any portion of the Option that has vested, or that vests pursuant to Section 5(f) below, may be exercised until the earlier of (i) the Expiration Date and (ii) the date that is twelve (12) months after the later of the date of the Optionee’s termination due to Disability or the date of any subsequent vesting pursuant to Section 5(f) below;
(e)    if the Optionee’s employment with the Company or any of its Subsidiaries is terminated due to death, any portion of the Option that has not vested on the date of the Optionee’s termination of employment and that does not vest pursuant to Section 5(f) shall be forfeited, and any portion of the Option that has vested, or that vests pursuant to Section 5(f) below, may be exercised by the Optionee’s personal representative or the administrators of the Optionee’s estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution until the earlier of (i) the Expiration Date and (ii) the date that is twelve (12) months after the later of the date of the Optionee’s death or the date of any subsequent vesting pursuant to Section 5(f) below; and
(f)    if the Optionee’s employment with the Company or any of its Subsidiaries is terminated due to a Disability (as defined below) or death, then (x) upon such termination, the portion of such Option that otherwise, absent such termination, would vest during the 12-month

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period following the date of such termination shall vest on the date of termination. The number of Options deemed exercisable upon termination shall be calculated after giving effect to the acceleration of vesting specified in this clause (f).
For purposes of this Agreement, termination of the Optionee’s employment (whether or not in breach of any local employment law in the country where the Optionee resides, and whether or not later found to be invalid) shall be effective as of the date that the Optionee is no longer actively providing Services and will not be extended by any notice period mandated under an employment law or practice in the country where the Optionee resides, even if otherwise applicable to the Optionee’s employment benefits (e.g., active employment would not include a period of “garden leave” or similar period); furthermore, in the event of termination of the Optionee’s employment, the Optionee’s right to vest in or exercise the Option after termination of employment, if any, will be measured by the date the Optionee ceases to provide active services and will not be extended by any notice period describe above; the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option.
For purposes of this Agreement, “Cause” shall mean (A) the Optionee’s willful refusal to carry out, in all material respects, the reasonable and lawful directions of the person or persons to whom the Optionee reports or the Board that are within the Optionee’s control and consistent with the Optionee’s status with the Company or its Subsidiary and his or her duties and responsibilities hereunder (except for a failure that is attributable to the Optionee’s illness, injury or Disability) for a period of 10 days following written notice by the Company or its Subsidiary to the Optionee of such failure, (B) fraud or material dishonesty in the performance of the Optionee’s duties hereunder, (C) an act or acts on the Optionee’s part constituting (x) a felony under the laws of the United States or any state thereof, (y) a misdemeanor involving moral turpitude or (z) a material violation of the securities laws of the United States or any state thereof, (D) an indictment of the Optionee for a felony under the laws of the United States or any state thereof, (E) the Optionee’s willful misconduct or gross negligence in connection with the Optionee’s duties which could reasonably be expected to be injurious in any material respect to the financial condition or business reputation of the Company as determined in good faith by the Board, (F) the Optionee’s material breach of the Company’s Code of Ethics, Always Honest policy or any other code of conduct in effect from time to time to the extent applicable to the Optionee, and which breach could reasonably be expected to have a material adverse effect on the Company as determined in good faith by the Board, or (G) the Optionee’s breach of the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement (the “Post-Employment Restriction Agreement”) which breach has an adverse effect on the Company or its Subsidiaries.
For purposes of this Agreement, “Disability” shall mean that the Optionee becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform his or her duties. Any question as to the existence of the Disability of the Optionee for purposes of this Agreement as to which the Optionee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to

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the Optionee and the Company. If the Optionee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Optionee shall be final and conclusive for all purposes of the Agreement.

6.	Forfeiture and Repayment Provisions.
(a)    Failure to properly execute the Agreement (and each other document required to be executed by the Optionee in connection with the Optionee’s receipt of the Option) in a timely manner following the Grant Date may result in the forfeiture of the Option, as determined in the sole discretion of the Company.
(b)    The right to exercise this Option shall be conditional upon the fact that the Optionee has read and understood the forfeiture and repayment provisions set forth in this Section 6, that the Optionee has not engaged in any misconduct or acts contrary to the Company as described below, and that the Optionee has no intent to leave employment with the Company or any of its Subsidiaries for the purpose of engaging in any activity or providing any services which are contrary to the spirit and intent of the Post-Employment Restriction Agreement.
(c)    The Company is authorized to suspend or terminate this Option and any other outstanding stock option held by the Optionee prior to or after termination of employment if the Optionee engages in any conduct agreed to be avoided pursuant to the Post-Employment Restriction Agreement. If, at any time during the applicable restriction period described in the Post-Employment Restriction Agreement, the Optionee engages in any conduct agreed to be avoided pursuant to the Post-Employment Restriction Agreement, then any gain (without regard to tax effects) realized by the Optionee from the exercise of this Option, in whole or in part, shall be paid by the Optionee to the Company. The Optionee consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Optionee to the extent of the amounts the Optionee owes the Company hereunder.
(d)    Misconduct.
(i)    The Company is authorized to suspend or terminate this Option and any other outstanding stock option held by the Optionee prior to or after termination of employment if the Company reasonably determines that during the Optionee’s employment with the Company or any of its Subsidiaries:
(1)    The Optionee knowingly participated in misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Optionee or of the Always Honest compliance program or similar program of the Company; or
(2)    The Optionee was aware of and failed to report, as required by any code of ethics of the Company applicable to the Optionee or by the Always Honest

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compliance program or similar program of the Company, misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Optionee or of the Always Honest compliance program or similar program of the Company.
(ii)    If, at any time after the Optionee exercises this Option, in whole or in part, the Company reasonably determines that the provisions of Section 6(c) applies to the Optionee, then any gain (without regard to tax effects) realized by the Optionee from such exercise shall be paid by the Optionee to the Company. The Optionee consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Optionee to the extent of the amounts the Optionee owes the Company under this Section 6.

7.	Method of Exercising Option; Payment of Option Price; Delivery of Purchased Shares.
(a)    Subject to the terms and conditions of this Agreement, the Optionee may exercise the Option by following the procedures established by the Company from time to time. In addition, the Optionee may exercise the Option by written notice to the Company as provided in Section 10(m) of this Agreement that states (i) the Optionee’s election to exercise the Option, (ii) the Grant Date of the Option, (iii) the Option Price of the shares, (iv) the number of shares as to which the Option is being exercised, (v) the manner of payment and (vi) the manner of payment for any Tax-Related Items (as defined in Section 8 below) withholding amount. The notice shall be signed by the Optionee or the Person or Persons exercising the Option. The notice shall be accompanied by payment in full of the Option Price and the Tax-Related Items withholding for all shares designated in the notice. To the extent that the Option is exercised after the Optionee’s death, the notice of exercise shall also be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option.
(b)    Payment of the Option Price shall be made to the Company through one or a combination of the following methods; provided, that in each such case, such payment method is not prohibited by, or contrary to, any loan document to which the Company is a party:
(i)    cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company);
(ii)    consideration received by the Company under a cashless exercise program adopted by the Company in connection with the Plan;
(iii)    if the Committee, in its sole discretion, allows such an exercise, by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Option by the number of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or
(iv)    delivery (either actual delivery or by attestation) of shares of Common Stock acquired by the Optionee more than six (6) months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option

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Price (only full shares of Common Stock shall be utilized for payment purposes). The Optionee shall represent and warrant in writing that the Optionee is the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and the Optionee shall duly endorse in blank all certificates delivered to the Company.
Notwithstanding the foregoing, the Optionees rendering services outside the United States may exercise the Option pursuant to Section 6(b)(iii) and (iv) only with the advance approval of the Company.
(c)    Upon any exercise of the Option, and subject to the payment of the Option Price under Section 7(b) and of all Tax-Related Items obligations under Section 8, the Company shall deliver the shares of Common Stock purchased in book entry form. The shares purchased shall be registered in the name of the Optionee, the Optionee’s transferee, or if the Optionee so requests, in writing at the time of exercise, jointly in the name of the Optionee and another person with rights of survivorship. If the Optionee dies, the shares purchased shall be registered in the name of the person entitled to exercise the Option in accordance with the Plan.
8.    Responsibility for Taxes.
(a)    Regardless of any action the Company or the Optionees’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax‑related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to the relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of shares of Common Stock acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by

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the Company (on the Optionee’s behalf pursuant to this authorization); or (iii) if authorized by the Committee, withholding in shares of Common Stock to be issued at exercise of the Option.
(c)    To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Common Stock subject to the exercised Options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.
(d)    Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.
9.    Adjustments.
In the event that the Company engages in a transaction such that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the Option, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Option Price) shall be adjusted as set forth in Section 4(c) of the Plan.
Upon a Change in Control, the Committee may, in its sole discretion, adjust the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Option Price) by taking any of the actions permitted under this Agreement and in accordance with Section 4(c) of the Plan.
10.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Optionee’s request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or

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interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Rights as a Shareholder. Neither the Optionee nor the Optionee’s legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until such shares are issued upon exercise of the Option. Except as expressly provided by the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of any purchased shares and the delivery of any certificate or certificates for such shares.
(c)    Nature of Grant. In accepting the Option, the Optionee acknowledges, understands and agrees that:
(i)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;
(ii)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(iii)    all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(iv)    the Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee’s employment or service relationship (if any) at any time;
(v)    the Optionee is voluntarily participating in the Plan;
(vi)    the Option and any shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation;
(vii)    the Option and shares of Common Stock subject to the Option, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(viii)    the future value of the shares of Common Stock underlying the Option is unknown, indeterminable and cannot be predicted with certainty;
(ix)    if the underlying shares of Common Stock do not increase in value, the Option will have no value;

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(x)    if the Optionee exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the Option Price;
(xi)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Optionee’s termination of employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of any employment law in the country where the Optionee resides, even if otherwise applicable to the Optionee’s employment benefits from the Employer, and whether or not later found to be invalid) and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and
(xii)    the following provisions apply only to the Optionees providing services outside the United States, as determined by the Company:
A.the Option and any shares of Common Stock acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment or service contract, if any;
B.the Option and any shares of Common Stock acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary of the Company; and
C.the Option grant and the Optionee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary.
(d)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(e)    Data Privacy.

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(i)    The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
(ii)    The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
(iii)    The Optionee understands that Data will be transferred to E*Trade Financial Services, or such other stock plan service provider as may be selected by the Company in the future or other stock plan service provider that is selected by the Optionee to the extent permitted by the Company in its sole discretion, in each case, that is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. If the Optionee resides outside of the United States, the Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, E*Trade Financial Services and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. If the Optionee resides outside of the United States, the Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent or if Optionee later seeks to revoke his or her consent, his or her status as an employee and career with the Employer will not be adversely affected; the only adverse consequences of refusing or withdrawing his or her consent is that the Company would not be able to grant Options or other equity awards or administer or maintain such Awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

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(f)    Option Not Transferable.
(i)    Except as otherwise provided by the Plan or by the Committee, the Option shall not be transferable other than by will or by the laws of descent and distribution and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company or any Subsidiaries.
(ii)    None of the purchased shares acquired pursuant to the exercise of this Option shall be assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the United States Securities Act of 1933, as amended).
(g)    Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
(h)    Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(i)    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Optionee.
(j)    Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Optionee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Optionee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(k)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(l)    Governing Law; Arbitration. The internal law, and not the law of conflicts, of the State of Texas will govern all questions concerning the validity, construction and effect of this Agreement. Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved by a binding arbitration, to be held in Dallas, Texas pursuant to the U.S. Federal Arbitration Act and in accordance with the then-prevailing National Rules of Resolution of Employment Disputes of the American

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Arbitration Association (the “AAA”). The AAA shall select a sole arbitrator. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrator shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the arbitrator be chosen as expeditiously as possible following the submission of the dispute to arbitration. Once such arbitrator is chosen, and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrator shall render his or her final award within sixty (60) days, subject to extension by the arbitrator upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrator. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrator will state the factual and legal basis for the award. The decision of the arbitrator in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration, including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(m)    Notices. The Optionee should send all written notices regarding this Agreement or the Plan to the Company at the following address:
MoneyGram International, Inc.
EVP, General Counsel & Secretary
2828 North Harwood Street, 15th Floor
Dallas, TX 75201
(n)    Amendments. The Company may amend this Agreement at any time; provided that, subject to Section 9 hereof and Section 7 of the Plan, no such amendment, alteration, suspension, discontinuation or termination shall be made without the Optionee’s consent, if such action would materially diminish any of the Optionee’s rights under this Agreement. The Company reserves the right to impose other requirements on the Options and the shares of Common Stock purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable under the laws of the country in which the Optionee resides pertaining to the issuance or sale of shares of Common Stock or to facilitate the administration of the Plan.

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(o)    Entire Agreement. This Agreement, including the Appendix, and the Plan and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein and therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.
(p)    Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement shall remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
(q)    Optionee Undertaking. The Optionee agrees to take such additional action and execute such additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed either on the Optionee or upon this Option pursuant to the provisions of this Agreement.
(r)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
(s)    Confidentiality. The Optionee agrees to maintain the confidentiality of the existence and terms of this Option; provided, however, that the Optionee may disclose, on a confidential basis, the existence and terms of this Option to his or her spouse, accountant and legal counsel and to the extent required by law or legal process.
(t)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(u)    Language. If the Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(v)    Appendix. The Option shall be subject to any special provisions set forth in the Appendix for the Optionee’s country of residence, if any. If the Optionee relocates to one of the countries included in the Appendix during the life of the Option, the special provisions for such country shall apply to the Optionee, to the extent the Company determines that the

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application of such provisions is necessary or advisable under the laws of the country in which the Optionee resides pertaining to the issuance or sale of shares of Common Stock or to facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
(w)    Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other Participant.
* * * * * * * *

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By signing below, the Optionee accepts this Option and the terms and conditions in this Agreement and the Plan.
MONEYGRAM INTERNATIONAL, INC.
By:
Title:
OPTIONEE
Signature:
Print Name: [____________________]

[THIS IS THE SIGNATURE PAGE TO THE NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN THE ABOVE-REFERENCED PARTIES]

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